                                                                      EXHIBIT 11





                            FUQUA ENTERPRISES, INC.
             NUMBER OF SHARES USED IN COMPUTING EARNINGS PER SHARE
                                 JUNE 30, 1997

PRIMARY EARNINGS PER SHARE:


TREASURY STOCK METHOD:

                                NUMBER OF
                                 TRADING                  TOTAL               TOTAL
MONTH                             DAYS                     HIGH                LOW
----------------------------------------------------------------------------------------------------------
April                               22                $  476.875           $  472.000
May                                 21                   394.750              388.000
June                                21                   429.163              422.313
                                    --                 ---------            ---------
                                    64                $1,300.788           $1,282.313           $2,583.101
                                    ==                 =========            =========            =========

AVERAGE:  $2,583.101 divided by 64 divided by 2 = $20.180
==========================================================================================================


OPTIONS                                                                       OPTION
OUTSTANDING                      SHARES                   PRICE             EXTENSION
----------------------------------------------------------------------------------------------------------
                                 4,000                  $ 18.875          $    75,500
                               121,400                    21.250            2,579,750
                                25,000                    20.375              509,375
                                 5,000                    21.000              105,000
                                15,000                    20.625              309,375
                                 4,000                    18.625               74,500
                               150,000                    20.500            3,075,000
                               100,000                    18.375            1,837,500
                                75,500                    22.125            1,670,438
                               -------                                     ----------
Total                          499,900                                    $10,236,438
                               =======                                     ==========

----------------------------------------------------------------------------------------------------------

                                                                               Second
                                                                              Quarter
                                                                              -------

Average Price (above)                                                      $   20.180
                                                                           ----------
Total Option Extension Divided by Average Price                               507,245
Options Outstanding                                                           499,900
                                                                           ----------
Common Stock Equivalents - Dilutive (anti-dilutive)                            (7,345)
                                                                           ----------
Average Shares Outstanding (see page 2)                                     4,482,582
                                                                           ----------
Use for Primary Earnings Per Share 2nd Quarter                              4,482,582
                                                                           ----------



(Note: Anti-dilutive; therefore use average shares outstanding for primary earnings per share.)

----------------------------------------------------------------------------------------------------------


                                  -continued-





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FULLY DILUTED EARNINGS PER SHARE:

AVERAGE NUMBER OF SHARES OUTSTANDING:

BEGINNING                      ENDING                 NUMBER                   SHARES
DATE                           OF DAYS              OUTSTANDING              EXTENSION
------------------------------------------------------------------------------------------------------------
4-1-97                         4-3-97                    3                   4,478,847            13,436,541
4-4-97                        4-30-97                   27                   4,482,709           121,033,143
5-1-97                        5-31-97                   31                   4,482,709           138,963,979
6-1-97                        6-30-97                   30                   4,482,709           134,481,270
                                                        --                                       -----------
                                                        91                                       407,914,933
                                                        ==                                       ===========
Average Number of Shares Outstanding:
Second Quarter (Extension Divided by Number of Days) 4,482,582





------------------------------------------------------------------------------------------------------------
                                                                               SECOND
                                                                               QUARTER
                                                                               -------
Closing Price - 6-30-97                                                       $  21.250
                                                                              ---------

Total Option Extension (from page 1) Divided by Closing Price                   481,715
Options Outstanding                                                             499,900
                                                                              ---------
Common Stock Equivalents                                                         18,185
Average Shares Outstanding (from above)                                       4,482,582
                                                                              ---------
Fully Diluted Shares                                                          4,500,767
Less Primary Shares (from page 1)                                             4,475,237
                                                                              ---------
Additional Shares                                                                25,530
                                                                              ---------
Percentage                                                                         .57%



(Note: Less than 3.0%; no fully diluted presentation required.)
------------------------------------------------------------------------------------------------------------




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